EXHIBIT 99.1

Leidos Holdings, Inc. Reports Third Quarter Fiscal Year 2016 Results

•	Revenues: $1.87 billion

•	Operating Income: $101 million

•	Diluted Earnings per Share from Continuing Operations: $0.80

•	Non-GAAP Diluted Earnings per Share from Continuing Operations: $1.25

•	Net Bookings: $2.9 billion (book-to-bill ratio of 1.56)

RESTON, Va., November 3, 2016 - Leidos Holdings, Inc. (NYSE: LDOS), a global science and technology solutions company, today reported financial results for the third quarter of fiscal year 2016.
Roger Krone, Leidos Chairman and Chief Executive Officer commented: "Our focus on growth and profitability drove record quarterly EPS for the Company and the fifth consecutive quarter of year over year organic growth. The integration activities following our successful acquisition of Lockheed Martin’s IS&GS business during the quarter are proceeding well, with transaction-related synergies running ahead of plan. The encouraging results year-to-date, including strong bookings and cash generation, give us confidence in raising our full year outlook."
Summary Results
Revenues for the quarter were $1.87 billion as compared to $1.30 billion in the prior year. The current quarter included $620 million of revenue attributable to the Information Systems & Global Solutions business ("IS&GS Business") acquired from Lockheed Martin during the quarter.
Operating income from continuing operations for the quarter was $101 million compared to $94 million in the prior year, a growth of 7%. Operating margin decreased to 5.4% from 7.2% in the prior year, as the current quarter included $44 million of acquisition and integration costs, $27 million of amortization of intangible assets and $5 million of restructuring charges related to the acquisition of the IS&GS Business. Excluding these items, non-GAAP operating margin increased to 9.5% from 7.2% in the prior year quarter.
Diluted earnings per share ("EPS") from continuing operations for the quarter was $0.80 compared to $0.67 in the prior year. The weighted average diluted share count for the quarter was 114 million, up from 73 million in the prior year due to the issuance of approximately 77 million shares of Leidos common stock to participating Lockheed Martin stockholders in connection with the acquisition of the IS&GS Business.
Excluding the items mentioned above, non-GAAP diluted EPS from continuing operations for the quarter was $1.25 compared to $0.73 in the prior year.
National Security Solutions
National Security Solutions revenues for the quarter increased by $43 million, or 5%, compared to the prior year. The revenue growth was primarily attributable to revenues associated with our international business.
National Security Solutions operating income margin for the quarter was 9.9%, up from 8.9% in the prior year primarily due to a strong level of net fee write-ups.
Health and Infrastructure Sector
Health and Infrastructure Sector revenues for the quarter decreased by $90 million, or 22%, compared to the prior year. The revenue decline is primarily attributable to the divestiture of our design, build and heavy construction engineering services business in the second quarter of the current fiscal year. Excluding the revenues from the divested business, revenues increased $25 million, or 8.3%, primarily due to growth in the Federal Health business.
Health and Infrastructure Sector operating income margin for the quarter was 12.5%, up from 3.1% in the prior year due to improved fee performance from our federal health business, and decreases in bad debt expense and asset impairment charges.

Information Systems & Global Solutions
We have designated the IS&GS Business as a separate operating and reportable segment ("IS&GS"). IS&GS revenues were $620 million and operating margin was 4.2% for the quarter ended September 30, 2016. Excluding the impact of amortization of acquired intangibles, non-GAAP operating margin was 8.4% for the quarter.
Cash Flow Summary
Cash flows provided by operating activities of continuing operations for the quarter were $226 million compared to $269 million in the prior year. The lower operating cash inflows were primarily due to timing of collections and payments compared to the prior year quarter.
Cash flows provided by investing activities of continuing operations for the quarter were $16 million compared to $24 million cash flows provided in the prior year quarter. The $8 million difference in cash flows was primarily due to proceeds received from the disposition of a business in the prior year quarter that did not recur in the current year quarter, along with higher payments for property, plant and equipment in the current year quarter, partially offset by cash acquired as part of the acquisition of the IS&GS Business.
Cash flows used in financing activities of continuing operations for the quarter were $463 million compared to $23 million in the prior year. The higher financing cash outflows were primarily due to a special cash dividend payment in connection with the Transactions and the early repayment of debt, partially offset by the issuance of debt, net of issuance costs.
As of September 30, 2016, the Company had $449 million in cash and cash equivalents and $3.5 billion in notes payable and long-term debt.
New Business Awards
Net business bookings totaled $2.9 billion in the quarter, representing a book-to-bill ratio of 1.56.
Notable recent awards received include:

•
Army Geospatial Center: Leidos was awarded a prime contract from the General Services Administration (GSA) to support the Army Geospatial Center’s High-Resolution, 3-E (HR3D) Geospatial Information program. The single-award task order awarded under the GSA One Acquisition Solution for Integrated Services (OASIS) contract has a one-year base period of performance and includes four one-year options. If all options are exercised, the contract carries a total value of $777 million.

•
U.S. Army Space and Missile Defense Command: Leidos was awarded a prime contract by the U.S. Army Space and Missile Defense Command to provide technical solutions in support of the Counter-Narcoterrorism Technology Program Office (CNTPO). The multiple-award indefinite-delivery/indefinite-quantity contract has a two-year base period of performance, two option years and a total programmatic contract ceiling of approximately $480 million for all awardees, if all options are exercised. Leidos is one of four contractors eligible to compete for work under the contract.

•
Customs & Border Protection: Leidos was awarded a prime contract from the Customs & Border Protection agency to provide systems administration and maintenance services for X-ray and imaging technology. This hybrid firm fixed-price time and materials contract has a one-year base period of performance and includes four one-year options. If all options are exercised, the contract carries a total value of approximately $155 million.

•
Intelligence Community:  The Company was awarded contracts valued at $462 million, if all options are exercised by U.S. national security and intelligence clients. Though the specific nature of these contracts is classified, they all encompass mission-critical services that help to counter global threats and strengthen national security.

The Company’s backlog of signed business orders at the end of the quarter was $18.7 billion, of which $5.6 billion was funded.

Forward Guidance
As a result of the Company's year-to-date performance, the Company has updated guidance for revenues and non-GAAP diluted earnings per share from continuing operations. The updated guidance, which is based on a 12-month period from January 2, 2016, to December 30, 2016, is as follows:

•	Revenues of $7.0 billion to $7.1 billion versus the prior range of $6.8 billion to $7.0 billion;

•	Adjusted EBITDA margins of 8.5% to 9.0%, unchanged from the previous range;

•	Non-GAAP diluted earnings per share from continuing operations of $3.50 to $3.60, up from the previous range of $3.15 to $3.35; and

•	Cash flows provided by operating activities from continuing operations at or above $275 million, unchanged from the previous range.
Non-GAAP diluted earnings per share excludes amortization of acquired intangible assets, impairment charges, restructuring expenses, acquisition and integration related costs, gains and losses on disposal of assets and businesses and adjustments to the income tax provision to reflect non-GAAP exclusions. See Leidos' non-GAAP financial measures and the related reconciliation included elsewhere in this release.
Conference Call Information
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on November 3, 2016. Analysts and institutional investors may participate by dialing +1 (877) 869-3847 (U.S. dial-in) or +1 (201) 689-8261 (international dial-in).
A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com).
After the call concludes, an audio replay can be accessed on the Leidos Investor Relations website or by dialing +1 (877) 660-6853 (toll-free U.S.) or +1 (201) 612-7415 (international) and entering conference ID 13646428.
About Leidos
Leidos is a global science and technology solutions leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil and health markets. The company’s 33,000 employees support vital missions for government and commercial customers. Headquartered in Reston, Virginia, Leidos reported pro forma annual revenues of approximately $10 billion for the fiscal year ended January 1, 2016 after giving effect to the recently completed combination of Leidos with Lockheed Martin's Information Systems & Global Solutions business.
For more information, visit www.leidos.com.
Forward-Looking Statements
Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance” and similar words or phrases. Forward-looking statements in this release include, among others, estimates of future revenues, adjusted EBITDA margins, operating income, earnings, earnings per share, charges, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases, acquisitions and dispositions. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.

Actual performance and results may differ materially from the guidance and other forward-looking statements made in this release depending on a variety of factors, including: changes to our reputation and relationships with government agencies, developments in the U.S. Government defense budget, including budget reductions, implementation of spending cuts (sequestration) or changes in budgetary priorities; delays in the U.S. Government budget process; delays in the U.S. Government contract procurement process or the award of contracts; delays or loss of contracts as a result of competitor protests; changes in U.S. Government procurement rules, regulations and practices; changes in interest rates and other market factors out of our control; our compliance with various U.S. Government and other government procurement rules and regulations; governmental reviews, audits and investigations of our Company; our ability to effectively compete for and win contracts with the U.S. Government and other customers; our ability to attract, train and retain skilled employees, including our management team and to obtain security clearances for our employees; factors relating to the transaction with Lockheed Martin, including, tax treatment; the possibility that we may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all, the integration of the acquired Information Systems & Global Solutions business being more difficult, time-consuming or costly than expected; the effect of any changes resulting from the transaction in customer, supplier and other business relationships; general market perception of the transaction and exposure to lawsuits and contingencies associated with the Information Systems & Global Solutions business; the mix of our contracts and our ability to accurately estimate costs associated with our firm-fixed-price and other contracts; our ability to realize as revenues the full amount of our backlog; cybersecurity, data security or other security threats, systems failures or other disruptions of our business; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts, including complex engineering or design build projects; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs designed to protect us from significant product or other liability claims; our ability to manage risks associated with our international business; our ability to declare future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable laws and contractual agreements; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face. These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission ("SEC"), including the prospectus included in the registration statement on Form S-4 filed by the Company on July 11, 2016 (which was declared effective by the SEC on July 11, 2016), our definitive proxy statement for the Company’s annual meeting of stockholders filed on July 7, 2016, and the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our latest Transition Report on Form 10-K and quarterly reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of November 3, 2016. The Company expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Kelly P. Hernandez	Melissa L. Koskovich
571.526.6404	571.526.6850
kelly.p.hernandez@leidos.com	koskovichm@leidos.com

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Revenues	$1,868	$1,302	$4,468	$3,805
Cost of revenues	1,630	1,138	3,925	3,344
Selling, general and administrative expenses	87	53	203	180
Bad debt expense	1	13	1	10
Acquisition and integration costs	44	—	68	—
Asset impairment charges	—	4	—	73
Restructuring expenses	5	—	6	2
Operating income	101	94	265	196
Interest income	3	1	8	2
Interest expense	(28)	(15)	(57)	(44)
Other (expense) income, net	(1)	—	(3)	1
Income from continuing operations before income taxes	75	80	213	155
Income tax benefit (expense)	17	(31)	(27)	(46)
Income from continuing operations	92	49	186	109
Discontinued operations:
Income tax benefit	—	—	—	18
Income from discontinued operations, net of taxes	—	—	—	18
Net income	92	49	186	127
Less: net income attributable to non-controlling interest, net of taxes	1	—	1	—
Net income attributable to Leidos Holdings, Inc.	$91	$49	$185	$127
Earnings per share:
Basic:
Income from continuing operations attributable to Leidos Holdings, Inc. common stockholders	$0.81	$0.68	$2.18	$1.49
Discontinued operations - net of tax	—	—	—	0.25
Net income attributable to Leidos Holdings, Inc. common stockholders	$0.81	$0.68	$2.18	$1.74
Diluted:
Income from continuing operations attributable to Leidos Holdings, Inc. common stockholders	$0.80	$0.67	$2.13	$1.47
Discontinued operations - net of tax	—	—	—	0.25
Net income attributable to Leidos Holdings, Inc. common stockholders	$0.80	$0.67	$2.13	$1.72

Weighted average number of common shares outstanding:
Basic	112	72	85	73
Diluted	114	73	87	74

Cash dividends declared per share	$13.96	$0.32	$14.60	$0.96

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30, 2016	January 1, 2016
ASSETS
Current assets:
Cash and cash equivalents	$449	$656
Receivables, net	1,677	921
Inventory, prepaid expenses and other current assets	430	216
Total current assets	2,556	1,793
Property, plant and equipment, net	231	142
Intangible assets, net	1,643	25
Goodwill	4,874	1,207
Deferred income taxes	15	8
Other assets	260	195
	$9,579	$3,370
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,458	$761
Accrued payroll and employee benefits	454	268
Dividends payable	23	2
Income taxes payable	3	6
Notes payable and long-term debt, current portion	42	2
Liabilities of discontinued operations	—	1
Total current liabilities	1,980	1,040
Notes payable and long-term debt, net of current portion	3,428	1,079
Deferred tax liabilities	867	34
Other long-term liabilities	174	149
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value, 10 million shares authorized and no shares issued and outstanding at September 30, 2016 and January 1, 2016	—	—
Common stock, $.0001 par value, 500 million shares authorized, 150 million and 72 million shares issued and outstanding at September 30, 2016 and January 1, 2016, respectively	—	—
Additional paid-in capital	3,310	1,353
Accumulated deficit	(188)	(277)
Accumulated other comprehensive loss	(6)	(8)
Total Leidos Holdings, Inc. stockholders’ equity	3,116	1,068
Non-controlling interest	14	—
Total equity	3,130	1,068
	$9,579	$3,370

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Cash flows from operations:
Net income	$92	$49	$186	$127
Income from discontinued operations	—	—	—	(18)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	37	11	54	35
Stock-based compensation	9	9	25	23
Asset impairment charges	—	4	—	73
Bad debt expense and other, net	1	9	(2)	8
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	216	82	140	145
Inventory, prepaid expenses and other current assets	(117)	(12)	(124)	(22)
Accounts payable and accrued liabilities	29	57	36	71
Accrued payroll and employee benefits	(4)	(6)	(2)	(26)
Deferred income taxes and income taxes receivable/payable	(26)	68	(19)	(20)
Other long-term assets/liabilities	(11)	(2)	(10)	(18)
Total cash flows provided by operating activities of continuing operations	226	269	284	378
Cash flows from investing activities:
Payments for property, plant and equipment	(13)	(7)	(20)	(15)
Acquisition of business	25	—	25	—
Payments on accrued purchase price related to prior acquisition	—	—	—	(13)
Net proceeds from sale of assets	—	4	3	9
Proceeds from disposition of business	—	27	23	27
Proceeds from collections on promissory note	4	—	4	—
Other	—	—	(1)	—
Total cash flows provided by investing activities of continuing operations	16	24	34	8
Cash flows from financing activities:
Payments of long-term debt	(100)	(2)	(102)	(49)
Proceeds from debt issuance	690	—	690	—
Payments for debt issuance costs	(30)	—	(30)	—
Proceeds from issuances of stock	19	1	25	4
Repurchases of stock and other	(1)	(1)	(20)	(116)
Special cash dividend payment	(993)	—	(993)	—
Dividend payments	(48)	(23)	(94)	(71)
Other	—	2	—	3
Total cash flows used in financing activities of continuing operations	(463)	(23)	(524)	(229)
(Decrease) increase in cash and cash equivalents from continuing operations	(221)	270	(206)	157
Cash flows from discontinued operations:
Cash provided by operating activities of discontinued operations	—	—	—	13

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS [CONTINUED]
(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Cash (used in) provided by investing activities of discontinued operations	—	—	(1)	6
(Decrease) increase in cash and cash equivalents from discontinued operations	—	—	(1)	19
Total (decrease) increase in cash and cash equivalents	(221)	270	(207)	176
Cash and cash equivalents at beginning of period	670	365	656	459
Cash and cash equivalents at end of period	$449	$635	$449	$635

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

During the third quarter, the Company completed its acquisition of Lockheed Martin's IS&GS Business and identified the business as a new operating and reportable segment.
The segment information for the periods presented was as follows:

	Three Months Ended				Nine Months Ended
	September 30, 2016	October 2, 2015	Dollar change	Percent change	September 30, 2016	October 2, 2015	Dollar change	Percent change
Revenues:
National Security Solutions	$921	$878	$43	4.9%	$2,734	$2,619	$115	4.4%
Health and Infrastructure	328	418	(90)	(21.5)%	1,115	1,182	(67)	(5.7)%
Information Systems & Global Solutions	620	—	620	NM	620	—	620	NM
Corporate and Other	(1)	6	(7)	NM	(1)	4	(5)	NM
Total	$1,868	$1,302	$566	43.5%	$4,468	$3,805	$663	17.4%

Operating income (loss):
National Security Solutions	$91	$78	$13	16.7%	$224	$214	$10	4.7%
Health and Infrastructure	41	13	28	NM	116	(1)	117	NM
Information Systems & Global Solutions	26	—	26	NM	26	—	26	NM
Corporate and Other	(57)	3	(60)	NM	(101)	(17)	(84)	NM
Total	$101	$94	$7	7.4%	$265	$196	$69	35.2%

Operating income (loss) margin:
National Security Solutions	9.9%	8.9%			8.2%	8.2%
Health and Infrastructure	12.5%	3.1%			10.4%	(0.1)%
Information Systems & Global Solutions	4.2%	—			4.2%	—
Total	5.4%	7.2%			5.9%	5.2%
NM - Not Meaningful

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
(in millions)
Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts as work is performed. Backlog estimates are subject to change and may be affected by factors including modifications of contracts and foreign currency movements.
Funded backlog for contracts with the U.S. Government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. Government agencies and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts.
Negotiated unfunded backlog represents estimated amounts of revenue to be earned in the future from (1) contracts for which funding has not been appropriated and (2) unexercised priced contract options. Negotiated unfunded backlog does not include future potential task orders expected to be awarded under indefinite delivery/indefinite quantity, General Services Administration Schedule or other master agreement contract vehicles.
The estimated value of backlog as of the dates presented was as follows:

	September 30, 2016	January 1, 2016
National Security Solutions:
Funded backlog	$1,759	$1,472
Negotiated unfunded backlog	6,166	6,554
Total National Security Solutions backlog	$7,925	$8,026
Health and Infrastructure Sector:
Funded backlog	$1,022	$1,049
Negotiated unfunded backlog	866	820
Total Health and Infrastructure Sector backlog	$1,888	$1,869
Information Systems & Global Solutions:
Funded backlog	$2,822	$—
Negotiated unfunded backlog	6,029	—
Total Information Systems & Global Solutions backlog	$8,851	$—
Total:
Funded backlog	$5,603	$2,521
Negotiated unfunded backlog	13,061	7,374
Total backlog	$18,664	$9,895
Total backlog at September 30, 2016 included $454 million of reduction due to adverse impact of foreign currency movement between the U.S. dollar and the British pound.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
The Company uses and refers to non-GAAP operating income, adjusted EBITDA, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations, which are not measures of financial performance under generally accepted accounting principles in the U.S. ("GAAP") and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another measure of the Company's results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The Company’s computation of its non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Non-GAAP operating income is computed by excluding the following items from income (loss) from continuing operations: (i) other income (expense), net; (ii) interest expense; (iii) interest income; (iv) income tax (expense) benefit adjusted to reflect non-GAAP adjustments; and (v) the following discrete items:

•	Acquisition and integration costs - Represents costs related to the acquisition and integration of the IS&GS business.

•	Amortization of acquired intangible assets - Represents the amortization expense associated with acquired intangible assets.

•
Restructuring expenses - Represents costs associated with lease termination, severance, and costs related to the Company’ acquisition of IS&GS and the September 2013 spin-off of its former technical services.

•	Gains and losses on disposal of assets and businesses - Represents the gains or losses on certain sales of real estate and businesses.

•	Asset impairment charges - Represents impairments of long-lived intangible and tangible assets.
Non-GAAP income from continuing operations is computed by excluding the discrete items as identified above from income (loss) from continuing operations and adjusting income tax (expense) benefit for the effect of such exclusions.
Adjusted EBITDA is computed by excluding the following items from income (loss) from continuing operations, before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; and (iv) depreciation expense.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share amounts)
The following tables present the reconciliation of the non-GAAP measures identified above to the most directly comparable GAAP measures:

	Quarter Ended September 30, 2016
	As reported	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Non-GAAP results
Revenue	$1,868	$—	$—	$—	$1,868
Cost of revenues	1,630	—	—	—	1,630
Selling, general and administrative expenses[1]	88	—	27	—	61
Acquisition and integration costs	44	44	—	—	—
Restructuring expenses	5	—	—	5	—
Operating income	101	(44)	(27)	(5)	177
Non-operating expense, net	(26)	—	—	—	(26)
Income from continuing operations, before income taxes	75	(44)	(27)	(5)	151
Income tax benefit (expense)[2]	17	11	11	2	(7)
Income from continuing operations	92	(33)	(16)	(3)	144
Less: net income attributable to non-controlling interest, net of taxes	1	—	—	—	1
Net income attributable to Leidos Holdings, Inc.	$91	$(33)	$(16)	$(3)	$143

Diluted EPS from continuing operations attributable to Leidos Holdings, Inc.[3]	$0.80	$(0.29)	$(0.14)	$(0.03)	$1.25
Diluted shares	114	114	114	114	114
(1) Selling, general and administrative expenses includes bad debt expense of $1 million.
(2) Calculation uses an estimated statutory tax rate on non-GAAP tax deductible adjustments.
(3) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

	Quarter Ended September 30, 2016
	As reported	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Non-GAAP results
Income from continuing operations, before income taxes	$75	$(44)	$(27)	$(5)	$151
Depreciation expense	10	—	—	—	10
Amortization expense	27	—	27	—	—
Interest expense, net	25	—	—	—	25
EBITDA	$137	$(44)	$—	$(5)	$186

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share amounts)

	Quarter Ended October 2, 2015
	As reported	Asset impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP results
Revenue	$1,302	$—	$—	$—	$1,302
Cost of revenues	1,138	—	—	—	1,138
Selling, general and administrative expenses[2]	66	—	2	1	63
Asset impairment charges	4	4	—	—	—
Operating income	94	(4)	(2)	(1)	101
Non-operating expense, net	(14)	—	—	—	(14)
Income from continuing operations, before income taxes	80	(4)	(2)	(1)	87
Income tax (expense) benefit[3]	(31)	2	1	—	(34)
Income from continuing operations	$49	$(2)	$(1)	$(1)	$53

Diluted EPS from continuing operations[4]	$0.67	$(0.03)	$(0.01)	$(0.01)	$0.73
Diluted shares	73	73	73	73	73
(1) Prior period has been recast to reflect amortization of acquired intangible assets as a non-GAAP adjustment.
(2) Selling, general and administrative expenses includes bad debt expense of $13 million and restructuring expense of $1 million.
(3) Calculation uses an estimated statutory tax rate on non-GAAP tax deductible adjustments.
(4) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

	Quarter Ended October 2, 2015
	As reported	Asset impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP results
Income from continuing operations, before income taxes	$80	$(4)	$(2)	$(1)	$87
Depreciation expense	9	—	—	—	9
Amortization expense	2	—	2	—	—
Interest expense, net	14	—	—	—	14
EBITDA	$105	$(4)	$—	$(1)	$110
(1) Prior period has been recast to reflect amortization of acquired intangible assets as a non-GAAP adjustment.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share amounts)

	Nine Months Ended September 30, 2016
	As reported	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Gains (losses) on sale of assets	Non-GAAP results
Revenue	$4,468	$—	$—	$—	$—	$4,468
Cost of revenues	3,925	—	—	—	—	3,925
Selling, general and administrative expenses[1]	204	—	30	—	—	174
Acquisition and integration costs	68	68	—	—	—	—
Restructuring expenses	6	—	—	6	—	—
Operating income	265	(68)	(30)	(6)	—	369
Non-operating (expense) income, net	(52)	—	—	—	5	(57)
Income from continuing operations, before income taxes	213	(68)	(30)	(6)	5	312
Income tax (expense) benefit[2]	(27)	21	12	2	(1)	(61)
Income from continuing operations	186	(47)	(18)	(4)	4	251
Less: net income attributable to non-controlling interest, net of taxes	1	—	—	—	—	1
Net income attributable to Leidos Holdings, Inc.	$185	$(47)	$(18)	$(4)	$4	$250

Diluted EPS from continuing operations attributable to Leidos Holdings, Inc.[3]	$2.13	$(0.54)	$(0.21)	$(0.05)	$0.05	$2.87
Diluted shares	87	87	87	87	87	87
(1) Selling, general and administrative expenses includes bad debt expense of $1 million.
(2) Calculation uses an estimated statutory tax rate on non-GAAP tax deductible adjustments.
(3) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

	Nine Months Ended September 30, 2016
	As reported	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Gains (losses) on sale of assets	Non-GAAP results
Income from continuing operations, before income taxes	$213	$(68)	$(30)	$(6)	$5	$312
Depreciation expense	24	—	—	—	—	24
Amortization expense	30	—	30	—	—	—
Interest expense, net	49	—	—	—	—	49
EBITDA	$316	$(68)	$—	$(6)	$5	$385

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share amounts)

	Nine Months Ended October 2, 2015
	As reported	Asset impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP results
Revenue	$3,805	$—	$—	$—	$3,805
Cost of revenues	3,344	—	—	—	3,344
Selling, general and administrative expenses[2]	192	—	7	3	182
Asset impairment charges	73	73	—	—	—
Operating income	196	(73)	(7)	(3)	279
Non-operating expense, net	(41)	—	—	—	(41)
Income from continuing operations, before income taxes	155	(73)	(7)	(3)	238
Income tax (expense) benefit[3]	(46)	28	3	1	(78)
Income from continuing operations	109	(45)	(4)	(2)	160
Income from discontinued operations, net of taxes	18	—	—	—	18
Net income	$127	$(45)	$(4)	$(2)	$178

Diluted EPS from continuing operations[4]	$1.47	$(0.61)	$(0.05)	$(0.03)	$2.16
Diluted shares	74	74	74	74	74
(1) Prior period has been recast to reflect amortization of acquired intangible assets as a non-GAAP adjustment.
(2) Selling, general and administrative expenses includes bad debt expense of $10 million and restructuring expense of $3 million.
(3) Calculation uses an estimated statutory tax rate on non-GAAP tax deductible adjustments.
(4) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

	Nine Months Ended October 2, 2015
	As reported	Asset impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP results
Income from continuing operations, before income taxes	$155	$(73)	$(7)	$(3)	$238
Depreciation expense	28	—	—	—	28
Amortization expense	7	—	7	—	—
Interest expense, net	42	—	—	—	42
EBITDA	$232	$(73)	$—	$(3)	$308
(1) Prior period has been recast to reflect amortization of acquired intangible assets as a non-GAAP adjustment.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share amounts)
The following tables present the reconciliation of the non-GAAP operating income by reportable segment:

	Quarter Ended September 30, 2016
	Operating income (loss)	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Non-GAAP Operating income (loss)	Non-GAAP Operating Margin
National Security Solutions	$91	$—	$—	$—	$91	9.9%
Health and Infrastructure	41	—	1	—	42	12.8%
Information Systems & Global Solutions	26	—	26	—	52	8.4%
Corporate and Other	(57)	44	—	5	(8)	NM
Total	$101	$44	$27	$5	$177	9.5%

	Quarter Ended October 2, 2015
	Operating income	Asset impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP Operating income	Non-GAAP Operating Margin
National Security Solutions	$78	$—	$—	$—	$78	8.9%
Health and Infrastructure	13	4	2	—	19	4.5%
Corporate and Other	3	—	—	1	4	NM
Total	$94	$4	$2	$1	$101	7.8%

	Nine Months Ended September 30, 2016
	Operating income (loss)	Acquisition and integration costs	Amortization of intangibles	Restructuring expenses	Non-GAAP Operating income (loss)	Non-GAAP Operating Margin
National Security Solutions	$224	$—	$—	$—	$224	8.2%
Health and Infrastructure	116	—	4	—	120	10.8%
Information Systems & Global Solutions	26	—	26	—	52	8.4%
Corporate and Other	(101)	68	—	6	(27)	NM
Total	$265	$68	$30	$6	$369	8.3%

	Nine Months Ended October 2, 2015
	Operating income (loss)	Impairment charges	Amortization of intangibles[1]	Restructuring expenses	Non-GAAP Operating income (loss)	Non-GAAP Operating Margin
National Security Solutions	$214	$—	$—	$—	$214	8.2%
Health and Infrastructure	(1)	73	7	—	79	6.7%
Corporate and Other	(17)	—	—	3	(14)	NM
Total	$196	$73	$7	$3	$279	7.3%
(1) Prior period has been recast to reflect amortization of acquired intangible assets as a non-GAAP adjustment.
NM - Not Meaningful